Calculation of Filing Fee Tables
S-3
REDWOOD TRUST INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	9.125% Senior Notes due 2030	457(r)	103,500,000		$ 103,500,000.00	0.0001531	$ 15,845.85
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 103,500,000.00		$ 15,845.85
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 15,845.85
			Net Fee Due:						$ 0.00
Offering Note
[1]	Includes $13,500,000 aggregate principal amount of 9.125% Senior Notes due 2030 that may be offered and sold pursuant to the exercise in full of the underwriters' option to purchase additional notes to cover over-allotments.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	REDWOOD TRUST INC	S-3	333-263301	03/04/2022		$ 15,845.85	Unallocated (Universal) Shelf			$ 612,810.65
Fee Offset Sources		SEQUOIA RESIDENTIAL FUNDING INC	S-3	333-185882-01		03/21/2013						$ 612,810.65
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 4, 2022, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-263301) and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee, except for $658,130 of unused filing fees (the "Unused Filing Fees") previously paid with respect to unsold securities having an aggregate initial offering price of $4,825,005,547 in connection with the filing of Registration Statement on Form S-3 (Registration No. 333-185882-01), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on January 4, 2013, and Registration Statement on Form S-3 (Registration No. 333-189370), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on June 14, 2013. Offerings under these prior registration statements were completed and the registration statements expired. Pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees were to be applied to fees payable pursuant to Registration Statement on Form SF-3 (Registration No. 333-211339), which was initially filed by Sequoia Residential Funding, Inc. on May 13, 2016. No offerings under this prior registration statement were completed and the registration statement expired. Pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees were to be applied to fees payable pursuant to Registration Statement on Form S-3 (Registration No. 333-231338), initially filed by Redwood Trust, Inc. on May 9, 2019 and amended on March 12, 2021. Offerings under this prior registration statement were completed and, pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees will be applied to the fees payable pursuant to Registration Statement on Form S-3 (Registration No. 333-263301) and its related prospectus supplements on a pay-as-you-go basis. On March 4, 2022, January 12, 2023, January 19, 2024 and June 14, 2024, the Registrant filed prospectus supplements and offset filing fees then due by $13,798, $8,237.45, $8,856, $14,427.90, respectively. As a result, a filing fee offset of $612,810.65 remains available to offset the current filing fee. The Registrant is offsetting the filing fee due under this prospectus supplement by $15,845.85, with $596,964.80 remaining to be applied to future filings from this fee offset source.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $103,500,000.00. The prospectus is a final prospectus for the related offering.